Exhibit 99.1

Acadia Realty Trust

(914) 288-8100

Acadia Realty Trust Reports Fourth Quarter and Full Year 2025 Operating Results

Key Highlights for the fourth quarter and year ended December 31, 2025 include:

•
Fourth quarter and year ended December 31, 2025 GAAP net earnings of $0.04 and $0.10 per share and FFO Before Special Items of $0.34 and $1.32 per share, respectively
•
Fourth quarter and year ended December 31, 2025 REIT Portfolio same-property NOI increased 6.3% and 5.7%, respectively, primarily driven by the street and urban portfolio
•
Fourth quarter REIT Portfolio GAAP and cash leasing spreads on new leases of 60% and 27%, respectively, primarily driven by street retail leasing
•
Increased REIT Portfolio occupancy by 30 basis points to 93.9% during the fourth quarter driven by street and urban retail, which increased 80 basis points for the fourth quarter and 370 basis points for the year to 90.3% as of December 31, 2025
•
Completed approximately $487 million of accretive REIT Portfolio ($356 million of street retail) and Investment Management ($131 million) acquisitions during the year ended December 31, 2025

Subsequent Events

•
Completed approximately $445 million of REIT Portfolio and Investment Management acquisitions year-to-date 2026, and additionally have a robust pipeline for several potential REIT Portfolio street retail investments in advanced stages of negotiation
•
Provided 2026 FFO As Adjusted (new metric) expectations of $1.21 - $1.25 and REIT Portfolio same-property NOI growth of 5-9%

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RYE, NY (February 10, 2026) - Acadia Realty Trust (NYSE: AKR) (“Acadia” or the “Company”) today reported operating results for the quarter and year ended December 31, 2025. All per share amounts are on a fully-diluted basis, where applicable. Acadia owns and operates a high-quality real estate portfolio of street and open-air retail properties in the nation's most dynamic retail corridors (“REIT Portfolio”), along with an investment management platform that targets opportunistic and value-add investments through its institutional co-investment vehicles (“Investment Management”).

Kenneth F. Bernstein, President and CEO of Acadia, commented:

“As we close the year, our fourth quarter results reflect continued momentum across our differentiated dual platform business model. We are encouraged by the robust tenant demand for our street retail portfolio, enabling us to deliver REIT Portfolio same-property NOI growth in excess of 6% for the quarter. Complementing our strong internal growth, last year and year-to-date, we completed nearly $1 billion of accretive acquisitions, increasing our concentration in key street retail corridors and further scaling our Investment Management platform. With strong demand for street retail space and ample balance sheet capacity, we remain well positioned to deliver 5% earnings growth over a multi-year horizon.”

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Financial Results

A complete reconciliation, in dollars and per share amounts, of (i) net earnings attributable to Acadia to Funds From Operations (“FFO”) (as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and Before Special Items) attributable to common shareholders and Common OP Unit holders and (ii) operating income to net operating income (“NOI”) is included in the financial tables of this release. The amounts discussed below are net of noncontrolling interests (except for the Common OP Unit holders) and all per share amounts are on a fully-diluted basis.

	Financial Results
	2025–4Q	2024–4Q
Net earnings per share attributable to Acadia	$0.04	$0.07
Depreciation of real estate and amortization of leasing costs (net of noncontrolling interest share other than Common OP Units)	0.24	0.22
Impairment charges (net of noncontrolling interest share other than Common OP Units)	—	0.01
Adjustment of redeemable noncontrolling interest to estimated redemption value	0.02	—
NAREIT Funds From Operations per share attributable to Common Shareholders and Common OP Unit holders	$0.30	$0.30
Net unrealized holding gain	—	(0.01)
Funds From Operations Before Special Items and Realized Gains and Promotes per share attributable to Common Shareholders and Common OP Unit holders	$0.30	$0.29
Transaction and other expenses [1]	0.01	—
Realized gains on marketable securities [2]	0.03	0.03
Funds From Operations Before Special Items per share attributable to Common Shareholders and Common OP Unit holders	$0.34	$0.32

1.
Refer to the “Notes to Financial Highlights” on page 15 of this release for the definition of Funds From Operations Before Special Items
2.
It is the Company's policy to exclude unrealized gains and losses from FFO Before Special Items and to include realized gains related to the Company's investment in Albertsons. The Company had realized investment gains of $4.7 million and $3.7 million for the quarters ended December 31, 2025 and 2024, respectively. Refer to the “Notes to Financial Highlights” on page 15 of this release.

Net Income

•
Net income per share for the three months and year ended December 31, 2025 was $0.04 and $0.10, respectively. This compares with net income per share for the three months and year ended December 31, 2024 of $0.07 and $0.19, respectively. The decrease for the year ended December 31, 2025, as compared to the year ended December 31, 2024, was primarily a result of the loss on change in control related to the Company’s additional investment in its Georgetown Renaissance portfolio.
•
The Company realized a net one-time benefit to net income, NAREIT FFO and FFO Before Special Items of approximately $.01 per share during the fourth quarter of 2025 relating to real estate tax savings and refunds, primarily from its Chicago portfolio. These savings occurred within its REIT Redevelopment/Prestabilized portfolio and thus were excluded from its reported fourth quarter and year ending December 31, 2025 Same-Property NOI.

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NAREIT FFO

•
NAREIT Funds From Operations (“NAREIT FFO”) for the quarter ended December 31, 2025 was $41.7 million, or $0.30 per share, as compared to $37.8 million, or $0.30 per share, for the quarter ended December 31, 2024.

FFO Before Special Items

•
FFO Before Special Items for the quarter ended December 31, 2025 was $47.2 million, or $0.34 per share, as compared to $40.5 million, or $0.32 per share, for the quarter ended December 31, 2024. The Company had $4.7 million of realized investment gains on marketable securities and net promotes, or $0.03 per share, during the quarter ended December 31, 2025.

REIT Portfolio Same-Property NOI

•
Same-Property NOI grew 6.3%, for the fourth quarter, primarily driven by 7.5% growth from the street and urban retail portfolio. Full year same-property NOI grew 5.7%, coming in at the upper end of the Company’s guidance. These amounts exclude developments and redevelopments.

REIT Portfolio Occupancy and Leasing Update

•
As of December 31, 2025, economic occupancy and leased occupancy increased 30 and 20 basis points to 93.9% and 94.7%, respectively, compared to 93.6% and 94.5% as of September 30, 2025.
•
For the quarter ended December 31, 2025, conforming GAAP and cash leasing spreads on new leases were 60% and 27%, respectively, driven by leasing in its street retail corridors, and 27% and 12%, inclusive of renewal leases.

Signed Not Yet Opened Update

The following summarizes the activity, at the Company’s pro-rata share, of ABR of its signed not opened pipeline during the fourth quarter (amounts in millions):

	Balance at September 30, 2025	Commencing ABR	New Leases	Balance at December 31, 2025
REIT Portfolio (Same-property)	$4.4	$(1.5)	$1.5	$4.4
REIT Portfolio (Redevelopment/Prestabilized)	6.5	(3.1)	0.1	3.5
Investment Management	1.0	(0.4)	0.4	1.0
Total	$11.9	$(5.0)	$2.0	$8.9

As highlighted above, of the $5.0 million of pro‑rata ABR that commenced in the fourth quarter, approximately $3.1 million, primarily driven by the December 2025 opening of Mango at 664 North Michigan in Chicago, Illinois, originated from REIT Portfolio Redevelopment/Prestabilized assets. Because these assets were not included in REIT Portfolio occupancy as of September 30, 2025, the $3.1 million of ABR that commenced in the fourth quarter did not significantly contribute to the reported occupancy at December

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31, 2025. Likewise, this amount was excluded from the Same‑Property NOI pool for both the fourth quarter and the full year of 2025.

Transactional Activity

Subsequent to December 31, 2025, the Company completed approximately $445 million in accretive REIT Portfolio and Investment Management acquisitions as further described below.

REIT Portfolio

•
Manhattan, New York. In January 2026, the Company acquired 1045 and 1165 Madison Avenue in Manhattan for an aggregate purchase price of $20.8 million. These assets further expand the Company’s ownership on Madison Avenue and align with its strategy of expanding its portfolio on must-have street retail corridors.
•
REIT Portfolio Pipeline. The Company is in advanced stages of negotiations relating to potential investments to acquire street retail assets. These transactions are subject to final agreement between the parties, customary closing conditions and market uncertainty. Thus, no assurances can be given that the Company will successfully close on any of these transactions on the anticipated timeline or at all.

Investment Management Platform Acquisition

•
Queens, New York. In January 2026, the Company, through its Investment Management platform, formed a joint venture with TPG Real Estate to acquire the Shops at Skyview for a gross purchase price of approximately $425 million (the Company retained a 20% ownership interest in the joint venture and provided a preferred equity investment of $41.7 million). The Company will manage the day-to-day operations entitling it to earn asset management, property management, and leasing fees, along with the opportunity to earn a promote upon the ultimate disposition of the asset. The Shops at Skyview is a 555,000 retail center in Flushing, Queens, attracting 12 million visitors a year and anchored by three grocers along with an attractive mix of essential goods, value-oriented brands, and experiential concepts.

Investment Management Dispositions

•
Manhattan, New York. As previously disclosed, in October 2025, the Company, through its Fund IV platform, completed the disposition of the retail component of 1035 Third Avenue for $22 million, of which the Company’s share was $5 million.
•
Virginia Beach, Virginia. During January 2026, the Company, through its Fund V platform, completed the disposition of Landstown Commons for $102 million, of which the Company’s share was $21 million. This property, acquired in August 2019, generated an approximate 17% IRR and a 1.8x equity multiple.

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Balance Sheet

Equity Activity:

•
During the fourth quarter of 2025, the Company raised approximately $39 million of equity (of which approximately $9 million was previously disclosed), on a one-year forward basis, under its ATM program at an average issuance price, prior to fees, of $20.07 per share.
•
The Company has unsettled forward equity contracts, inclusive of the amounts above, to sell 14.7 million shares for aggregate net proceeds of approximately $295 million to accretively fund its acquisition pipeline and the Henderson Avenue redevelopment project in Dallas, TX.

Pro-Rata REIT Portfolio and Investment Management Debt-to-EBITDA (as adjusted):

•
Net Debt-to-EBITDA, as adjusted, inclusive of its pro-rata share of Investment Management platform debt and unsettled forward equity contracts that were issued prior to December 31, 2025 as discussed above, was 4.9x at December 31, 2025 as compared to 5.0x at September 30, 2025. Refer to the fourth quarter 2025 Supplemental Information package for reconciliations and details on financial ratios.

No Significant REIT Portfolio Debt Maturities until 2029:

•
The Company has REIT portfolio debt maturing of 2.6%, 2.6%, and 7.5% in 2026, 2027, and 2028, respectively.

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Guidance

As previously disclosed, beginning in 2026, the Company will report a new supplemental measure, FFO As Adjusted. FFO As Adjusted will be calculated by adjusting NAREIT FFO to exclude gains and promotes from its Investment Management business along with other items, including non-comparable revenues, expenses, gains, and losses, that the Company believes are not reflective of ongoing core operating results.

The following initial guidance is based upon Acadia’s current view of market conditions and assumptions for the year ended December 31, 2026.

	2026 Guidance		2025 Actuals
	Low	High

Net earnings per share attributable to Acadia	$0.24	$0.26	$0.10
Depreciation of real estate and amortization of leasing costs (net of noncontrolling interest share other than Common OP Units)	0.95	0.97	0.94
Gain on disposition on real estate properties (net of noncontrolling interest share other than Common OP Units)	(0.04)	(0.04)	(0.02)
Impairment charges (net of noncontrolling interest share other than Common OP Units)	—	—	0.07
Loss on change in control	—	—	0.07
Noncontrolling interest in Operating Partnership	0.03	0.03	0.03
NAREIT Funds from operations per share attributable to Common Shareholders and Common OP Unit holders	$1.18	$1.22	$1.19
Adjustments to FFO:
Unrealized holding loss	—	—	0.01
Promote Income	—	—	(0.01)
Lease Settlement Income [1]	—	—	(0.06)
Transaction and other expenses [2]	0.03	0.03	0.01
Funds From Operations As Adjusted per share attributable to Common Shareholders and Common OP Unit holders [3]	$1.21	$1.25	$1.14

1.
The Company recognized approximately $8.0 million, or $0.06 per share, related to the termination of its lease with Whole Foods at City Center for the quarter ended March 31, 2025.
2.
Transaction and other expenses include those costs that the Company believes are not reflective of ongoing core operating results including investment transaction costs, employee retirement and severance costs.
3.
Refer to the “Notes to Financial Highlights” on page 15 of this release for the definition of Funds From Operations As Adjusted

The Company’s full year outlook is based on the following assumptions:

•
REIT Portfolio Same-Property NOI growth, excluding properties in redevelopment, of 5-9%
•
Investment Management fees ranging from $23-$26 million
•
Structured Finance (interest) income ranging from $16-$18 million
•
Pro-rata REIT Portfolio and Investment Management non-cash GAAP items (above/below market and straight-line rental income) ranging from $12-$15 million
•
Recurring G&A expenses ranging from $44-$46 million

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•
Interest expense, net, ranging from $68-$70 million, which does not reflect the potential reduction in interest expense that would result from settling the forward equity contracts
•
Guidance does not factor in potential acquisitions or dispositions, other than those that have already been completed
•
NAREIT FFO guidance does not factor in any promotes or realized gains. Such amounts, if any, will be included in NAREIT FFO (but excluded from FFO As Adjusted) in the period in which the transaction occurs.

FFO As Adjusted for the year ended December 31, 2025 and for each quarterly period within the year were as follows (amounts in thousands except per share):

	For the quarter ended				For the year ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	December 31, 2025
NAREIT FFO	$44,583	$38,074	$38,579	$41,649	$162,885
Tenant lease settlement	(8,309)	—	—	—	(8,309)
Promote income	—	—	(1,216)	—	(1,216)
Transaction and other expenses	526	152	55	921	1,654
Unrealized holding (gain) loss	(1,672)	494	2,281	(61)	1,042
FFO As Adjusted	$35,128	$38,720	$39,699	$42,509	$156,056

Share and Unit Count	129,363	138,909	138,950	139,031	136,635

FFO As Adjusted per Share and Unit	$0.27	$0.28	$0.29	$0.31	$1.14

Management will conduct a conference call on Wednesday, February 11, 2026 at 11:00 AM ET to review the Company’s earnings and operating results. Participant registration and webcast information is listed below.

Live Conference Call:
Date:	Wednesday, February 11, 2026
Time:	11:00 AM ET
Participant call:	Fourth Quarter 2025 Dial-In
Participant webcast:	Fourth Quarter 2025 Webcast
Webcast Listen-only and Replay:	www.acadiarealty.com/investors under Events & Presentations

The Company uses, and intends to use, the Investors page of its website, which can be found at https://www.acadiarealty.com/investors, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations and certain portfolio updates. Additionally, the Company also uses its LinkedIn profile to communicate with its investors and the public. Accordingly, investors are encouraged to

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monitor the Investors page of the Company's website and its LinkedIn profile, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts.

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth. Acadia owns and operates a high-quality core real estate portfolio of street and open-air retail properties in the nation's most dynamic retail corridors (“REIT Portfolio”), along with an investment management platform that targets opportunistic and value-add investments through its institutional co-investment vehicles (“Investment Management”). For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain statements in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations are generally identifiable by the use of words, such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project,” or the negative thereof, or other variations thereon or comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results and financial performance to be materially different from future results and financial performance expressed or implied by such forward-looking statements, including, but not limited to: (i) macroeconomic conditions, including due to geopolitical instability and global trade disruptions, which may lead to a disruption of or lack of access to the capital markets and other sources of funding, and rising inflation; (ii) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (including the potential acquisitions discussed in this press release); (iii) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, including the impact of recently announced tariffs on our tenants and their customers, and their effect on the Company’s and our tenants' revenues, earnings and funding sources; (iv) increases in the Company’s borrowing costs as a result of rising inflation, changes in interest rates and other factors; (v) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (vi) the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (vii) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (viii) the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; (ix) the Company’s potential liability for environmental matters; (x) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xi) the economic, political and social impact of, and uncertainty surrounding, any public health crisis; (xii) uninsured losses; (xiii) the Company’s ability and willingness to maintain its

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qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology (“IT”) security breaches, including increased cybersecurity risks relating to the use of remote technology and artificial intelligence (“AI”); (xv) risks associated with our use of AI tools, which could result in reputational harm, and legal or regulatory liability; (xvi) the loss of key executives; and (xvii) the accuracy of the Company’s methodologies and estimates regarding corporate responsibility metrics, goals and targets, tenant willingness and ability to collaborate towards reporting such metrics and meeting such goals and targets, and the impact of governmental regulation on our corporate responsibility efforts.

The factors described above are not exhaustive and additional factors could adversely affect the Company’s future results and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other periodic or current reports the Company files with the SEC. Any forward-looking statements in this press release speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any changes in the Company’s expectations with regard thereto or changes in the events, conditions or circumstances on which such forward-looking statements are based.

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Acadia Realty Trust and Subsidiaries

Condensed Consolidated Statements of Operations (1)

(Unaudited, Dollars and Common Shares and Units in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues
Rental	$102,485	$91,579	$402,136	$349,530
Other	2,280	1,755	8,621	10,159
Total revenues	104,765	93,334	410,757	359,689

Expenses
Depreciation and amortization	39,864	35,189	157,457	138,910
General and administrative	11,611	10,397	45,664	40,559
Real estate taxes	13,636	12,535	52,088	46,049
Property operating	18,996	16,772	71,427	66,000
Impairment charges	—	1,678	37,210	1,678
Total expenses	84,107	76,571	363,846	293,196

Gain (loss) on disposition of properties	—	(393)	2,515	(834)
Operating income	20,658	16,370	49,426	65,659
Equity in earnings (losses) of unconsolidated affiliates	1,885	(774)	(7,713)	15,178
Interest income	5,142	6,575	23,717	25,085
Realized and unrealized holding gains (losses) on investments and other	97	904	(96)	(5,014)
Interest expense	(24,156)	(21,904)	(95,311)	(92,557)
Loss on change in control	—	—	(9,622)	—
Income (loss) from continuing operations before income taxes	3,626	1,171	(39,599)	8,351
Income tax provision	(83)	(11)	(412)	(212)
Net income (loss)	3,543	1,160	(40,011)	8,139
Net loss attributable to redeemable noncontrolling interests	602	1,397	5,562	7,915
Net loss attributable to noncontrolling interests	3,562	5,967	51,345	5,596
Net income attributable to Acadia shareholders	$7,707	$8,524	$16,896	$21,650
Less: earnings attributable to unvested participating securities	(340)	(306)	(1,357)	(1,189)
Less: adjustment of redeemable noncontrolling interests to estimated redemption value	(2,428)	—	(3,316)	—
Income from continuing operations net of income attributable to participating securities for diluted earnings per share	$4,939	$8,218	$12,223	$20,461

Weighted average shares for basic earnings per share	131,035	118,719	128,625	108,227
Weighted average shares for diluted earnings per share	131,074	118,750	128,663	108,258

Net earnings per share - basic (2)	$0.04	$0.07	$0.10	$0.19
Net earnings per share - diluted (2)	$0.04	$0.07	$0.10	$0.19

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Acadia Realty Trust and Subsidiaries

Reconciliation of Consolidated Net Income to Funds from Operations (1,3)

(Unaudited, Dollars and Common Shares and Units in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Net income attributable to Acadia	$7,707	$8,524	$16,896	$21,650

Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share other than Common OP Units)	33,542	27,665	128,356	107,450
Impairment charges (net of noncontrolling interests' share other than Common OP Units)	—	750	9,572	750
Loss (gain) on disposition of properties (net of noncontrolling interests' share other than Common OP Units)	—	395	(2,614)	(1,086)
Loss on change in control	—	—	9,622	—
Income attributable to Common OP Unit holders	333	363	785	1,067
Distributions - Preferred OP Units	67	67	268	341
Funds from operations attributable to Common Shareholders and Common OP Unit holders - Diluted	$41,649	$37,764	$162,885	$130,172

Transaction and other costs	921	—	1,654	—
Unrealized holding (gain) loss	(61)	(949)	1,042	4,616
Realized gain	4,693	3,685	14,454	14,188
FFO Before Special Items attributable to Common Shareholder and Common OP Unit holders [1]	$47,202	$40,500	$180,035	$148,976

Funds From Operations per Share - Diluted
Basic weighted-average shares outstanding, GAAP earnings	131,074	118,719	128,663	108,227
Weighted-average OP Units outstanding	7,701	7,280	7,716	7,495
Assumed conversion of Preferred OP Units to Common Shares	256	256	256	356
Assumed conversion of LTIP units and restricted share units to Common Shares	—	—	—	—
Weighted average number of Common Shares and Common OP Units	139,031	126,255	136,635	116,078

Diluted Funds from operations, per Common Share and Common OP Unit	$0.30	$0.30	$1.19	$1.12

Diluted Funds from operations Before Special Items, per Common Share and Common OP Unit	$0.34	$0.32	$1.32	$1.28

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Acadia Realty Trust and Subsidiaries

Reconciliation of Consolidated Operating Income to Net Property Operating Income (“NOI”) (1)

(Unaudited, Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Consolidated operating income	$20,658	$16,370	$49,426	$65,659
Add back:
General and administrative	11,611	10,397	45,664	40,559
Depreciation and amortization	39,864	35,189	157,457	138,910
Impairment charges	—	1,678	37,210	1,678
Loss (gain) on disposition of properties	—	393	(2,515)	834
Less:
Above/below-market rent, straight-line rent and other adjustments	(4,694)	(4,760)	(15,611)	(17,735)
Termination income	—	—	(8,366)	—
Consolidated NOI	67,439	59,267	263,265	229,905

Redeemable noncontrolling interest in consolidated NOI	(1,831)	(1,994)	(6,829)	(6,127)
Noncontrolling interest in consolidated NOI	(17,704)	(17,226)	(74,452)	(69,540)
Less:
Operating Partnership's interest in Investment Management NOI included above	(8,459)	(7,083)	(31,170)	(25,496)
Add back:
Operating Partnership's share of unconsolidated joint ventures NOI (4)	3,604	3,027	6,810	11,531
REIT Portfolio NOI	$43,049	$35,991	$157,624	$140,273

Reconciliation of Same-Property NOI

(Unaudited, Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
REIT Portfolio NOI	$43,049	$35,991	$157,624	$140,273
Less properties excluded from Same-Property NOI	(7,109)	(2,195)	(18,486)	(8,629)
Same-Property NOI	$35,940	$33,796	$139,138	$131,644

Percent change from prior year period	6.3%		5.7%

Components of Same-Property NOI:
Same-Property Revenues	$50,241	$48,129	$193,257	$186,932
Same-Property Operating Expenses	(14,301)	(14,333)	(54,119)	(55,288)
Same-Property NOI	$35,940	$33,796	$139,138	$131,644

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Acadia Realty Trust and Subsidiaries

Condensed Consolidated Balance Sheets (1)

(Unaudited, Dollars in thousands, except shares)

As of:
	December 31, 2025	December 31, 2024
Assets
Investments in real estate, at cost
Buildings and improvements	$3,421,366	$3,174,250
Tenant improvements	339,414	304,645
Land	1,147,236	906,031
Construction in progress	32,969	23,704
Right-of-use assets - finance leases	61,366	61,366
Total	5,002,351	4,469,996
Less: Accumulated depreciation and amortization	(1,018,597)	(926,022)
Operating real estate, net	3,983,754	3,543,974
Real estate under development	167,051	129,619
Net investments in real estate	4,150,805	3,673,593
Notes receivable, net ($1,638 and $2,004 of allowance for credit losses as of December 31, 2025 and December 31, 2024, respectively)	154,892	126,584
Investments in and advances to unconsolidated affiliates	161,955	209,232
Other assets, net	223,980	223,767
Right-of-use assets - operating leases, net	23,594	25,531
Cash and cash equivalents	38,818	16,806
Restricted cash	18,081	22,897
Marketable securities	—	14,771
Rents receivable, net	65,027	58,022
Total assets	$4,837,152	$4,371,203

Liabilities:
Mortgage and other notes payable, net	$893,944	$953,700
Unsecured notes payable, net	879,462	569,566
Unsecured line of credit	89,500	14,000
Accounts payable and other liabilities	273,479	232,726
Lease liabilities - operating leases	25,972	27,920
Dividends and distributions payable	28,526	24,505
Distributions in excess of income from, and investments in, unconsolidated affiliates	16,838	16,514
Total liabilities	2,207,721	1,838,931
Commitments and contingencies
Redeemable noncontrolling interests	9,113	30,583

Equity:
Acadia Shareholders' Equity
Common shares, $0.001 par value per share, authorized 200,000,000 shares, issued and outstanding 131,036,560 and 119,657,594 shares as of December 31, 2025 and December 31, 2024, respectively	131	120
Additional paid-in capital	2,710,651	2,436,285
Accumulated other comprehensive income	15,585	38,650
Distributions in excess of accumulated earnings	(500,720)	(409,383)
Total Acadia shareholders’ equity	2,225,647	2,065,672
Noncontrolling interests	394,671	436,017
Total equity	2,620,318	2,501,689
Total liabilities, redeemable noncontrolling interests, and equity	$4,837,152	$4,371,203

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Acadia Realty Trust and Subsidiaries

Notes to Financial Highlights:

(1)
For additional information and analysis concerning the Company’s balance sheet and results of operations, reference is made to the Company’s quarterly supplemental disclosures for the relevant periods furnished on the Company's Current Report on Form 8-K, which is available on the SEC's website at www.sec.gov and on the Company’s website at www.acadiarealty.com.
(2)
Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common shares of the Company were exercised or converted into common shares. The effect of the conversion of units of limited partnership interest (“OP Units”) in Acadia Realty Limited Partnership, the operating partnership of the Company (the “Operating Partnership”), is not reflected in the above table; OP Units are exchangeable into common shares on a one-for-one basis. The income allocable to such OP units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these OP Units would have no net impact on the determination of diluted earnings per share.
(3)
The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. In addition, the Company believes that given the atypical nature of certain unusual items (as further described below), “FFO Before Special Items” is also an appropriate supplemental disclosure of operating performance. FFO, FFO Before Special Items and NOI are presented to assist investors in analyzing the performance of the Company. The Company believes they are helpful as they exclude various items included in net income (loss) that are not indicative of operating performance, such as (i) gains (losses) from sales of real estate properties; (ii) depreciation and amortization and (iii) impairment of depreciable real estate assets related to the Company’s main business and land held for the development of property. The Company believes that introducing a new supplemental measure beginning with fiscal year 2026 is useful for evaluating operating performance and comparing historical financial periods. The Company defines FFO As Adjusted as FFO adjusted for items that management believes are not reflective of ongoing core operating results, including non-comparable revenues, expenses, gains, and losses. While these adjustments may be subject to fluctuations from period to period, with both positive and negative short-term impacts, management believes that the removal of the impacts of these items enhances our understanding of the operating performance of our properties. In addition, NOI excludes interest expense and FFO Before Special Items excludes certain unusual items (as further described below). The Company’s method of calculating FFO, FFO Before Special Items, FFO As Adjusted and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO, FFO Before Special Items or FFO As Adjusted represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”), or are indicative of cash available to fund all cash needs, including distributions. Such measures should not be considered as an alternative to net income (loss) for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity.
a.
Consistent with the NAREIT definition, the Company defines FFO As net income (computed in accordance with GAAP) excluding:
i.
gains (losses) from sales of real estate properties;
ii.
depreciation and amortization;
iii.
impairment of real estate assets related to the Company’s main business and land held for the development of property for its operating portfolio;
iv.
gains and losses from change in control; and
v.
after adjustments for unconsolidated partnerships and joint ventures.

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b.
Also consistent with NAREIT’s definition of FFO, the Company has elected to include: the impact of the unrealized holding gains (losses) incidental to its main business, including those related to its investments in Albertsons in FFO.
c.
FFO Before Special Items begins with the NAREIT definition of FFO and adjusts FFO (or as an adjustment to the numerator within its earnings per share calculations) to take into account FFO without regard to certain unusual items including:
i.
charges, income and gains that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio;
ii.
the impact of the unrealized holding gains (losses) incidental to its main business, including those related to its investment in Albertsons; and
iii.
any realized income or gains from the Company’s investment in Albertsons.
d.
FFO As Adjusted (new metric starting in 2026) begins with the NAREIT definition of FFO and adjusts FFO (or as an adjustment to the numerator within its earnings per share calculations) to take into account FFO without regard to certain unusual items including:
i.
charges, income and gains that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio.
(4)
The pro-rata share of NOI is based upon the Operating Partnership’s stated ownership percentages in each venture or Investment Management’s operating agreement and does not include the Operating Partnership's share of NOI from unconsolidated partnerships and joint ventures within Investment Management.

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